FORM 8-K


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                             SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported):     June 13, 1997

                             Nona Morelli's II, Inc.
             (Exact name of registrant as specified in its charter.)

                                    Colorado
                    (State of incorporation or organization)

                                     0-18377
                            (Commission File Number)

                                   84-1126818
                      (I.R.S. Employee Identification No.)

                   2 Park Plaza, Suite 470, Irvine, California
                    (Address of principal executive offices)

                                      92614
                                   (Zip Code)

       Registrant's telephone number, including area code: (714) 833-5381

          (Former name or former address, if changed since last report)

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Item 1.  Changes in Control of Registrant

                  N/A


Item 2.  Acquisition or Disposition of Assets

                  On June 13, 1996, the Registrant, as the controlling parent of Group V Corporation (formerly, NuOasis Gaming, Inc.) ("Group V"), granted an option to Joseph Monterosso ("Monterosso") as the President and Chief Executive Officer of NPC ("NPC"), to acquire 250,000 Series B Preferred Shares of NuOasis (the "Series B Shares") owned by the Registrant. Such option is exercisable at a price of $13.00 per share.

                  On December 19, 1996 Group V entered into Stock Purchase Agreements with each of the shareholders of NPC pursuant to which Group V agreed to issue a series of Secured Promissory Notes (the "Notes") in the aggregate principal amount of $1,200,000 and 1,000,000 shares of Gourp V's common stock to the NPC shareholders in exchange for all of the issued and outstanding shares of capital stock of NPC. The Notes are convertible up to 241,900,000 shares of Group V's common stock. The conversion of the notes are contingent upon NPC's operations achieving certain financial goals over the next several fiscal years. The terms of the conversion are, for every $250,000 of net annual operating income achieved by NPC, $7,500 in principal amount of the Notes may be converted into 1,511,875 shares of restricted Group V common stock. The Notes are non-recourse to Group V and secured by the assets of NPC, bear interest at 8% per annum, and are due and payable on May 31, 1999. As part of this acquisition, the Registrant and Group V agreed to a debt assumption agreement whereby all Group V debt in excess of $20,000 on December 24, 1996,except for amounts owed to certain affiliates, which have been converted into shares of Group V common stock, was assumed by the Registrant .

                  The Stock Purchase Agreement closed on December 24, 1996. On June 13, 1997 the Group V issued one million (1,000,000) shares of common stock.

                  Also, on June 13, 1997, Monterosso exercised the Option to purchase 128,041 Series B Shares, at $13.00 per share, by payment to the Registrant of $1,677,000. The 128,041 Series B Shares acquired may be immediately converted by the holders into 9,987,198 shares of restricted Group V common stock.

                  Subsequent to the exercise of the Option as to the 128,041 Series B Shares, Group V sold its wholly-owned subsidiary, Casino Management of America Inc. ("CMA"), to the Registrant for $1,140,000.

                  Following the initial exercise of 128,041 Series B Shares, there are remaining 121,959 Series B Shares available under the Option. If exercised, the 121,959 Series B Shares could immediately be converted into 9,512,802 shares of restricted Group V common stock. As of the date of this Report, the Option to purchase the remaining 121,959 Series B Shares has not been exercised.

Item 3.           Bankruptcy or Receivership

                  N/A

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Item 4.           Changes in Registrant's Certifying Accountant

                  N/A


Item 5.           Other Events

                  N/A


Item 6.           Change in Registrant's Directors

                  N/A


Item 7.           Financial Statements and Exhibits

                  (a)
                           Financial Statements required pursuant to Article 11 of Regulation S-X are incorporated by reference and inlcuded in the NuOasis' Form 8-K\A filed on or about March 12, 1997.

                  (b)      Proforma Financial  Information  required pursuant to
                           Article 11 of Regulation S- X are incorporated by reference and inlcuded in NuOasis' Form 8-K\A filed on or about March 12, 1997.

                  (c)      Exhibits

                           1. Stock Purchase Agreement dated December 19, 1996 (incorporated by reference to Exhibit 1 to NuOasis' Form 8-K of NuOasis filed on January 15, 1997 (SEC File No. 000-18224).

Item 8.           Change in Registrant's Fiscal Year

                  N/A

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                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Nona Morelli's II, Inc.
                                        (Registrant)

Dated: June 25, 1997                    By:  /s/  Fred G. Luke
                                             ----------------------------------
                                                  Fred G. Luke, CEO and Director

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